UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

MANPOWERGROUP INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

The information in this Item 2.02, including exhibit 99.1 attached herto, is furnished solely pursuant to Item 2.02 of Form 8-K. Consequently, such information is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Further, the information in this Item 2.02, including exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

On January 31, 2020, we issued a press release announcing our results of operations for the three months and year ended December 31, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Effective January 1, 2020, our segment reporting was realigned due to our Right Management business being combined with each of our respective country business units. Accordingly, our former reportable segment, Right Management, is now reported within each of our respective reportable segments. All previously reported results have been restated to conform to the current year presentation. Attached hereto as Exhibit 99.3 is our Operating Unit Results since January 1, 2018, revised to conform to the current year presentation.

Item 9.01.	Exhibits

Exhibit No.	Description
99.1	Press Release dated January 31, 2020
99.2	Presentation materials for January 31, 2020 Conference Call
99.3	Operating Unit Results reflecting the restatement of segment results
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.

Dated:	January 31, 2020	By:	/s/ John T. McGinnis
		Name:	John T. McGinnis
		Title:	Executive Vice President and Chief Financial Officer